Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

As of and for the Years Ended December 31, 2020 and 2019

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Combined Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

Contents

Report of Independent Auditors	1
Combined Statements of Operations	2
Combined Statements of Comprehensive Income	3
Combined Balance Sheets	4
Combined Statements of Changes in Net Investment	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statements	7

Report of Independent Auditors

To Management and the Board of Directors of Carrier Global Corporation

We have audited the accompanying combined financial statements of Chubb Fire & Security Group (A Business of Carrier Global Corporation), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, of comprehensive income, of changes in net investment and of cash flows for the years then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Chubb Fire & Security Group (A Business of Carrier Global Corporation) as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida

June 30, 2021

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Combined Statements of Operations

(In Thousands of Dollars)

	For the Year Ended December 31,
	2020	2019
Net sales
Product sales	$695,430	$807,786
Service sales	1,252,223	1,323,370

	1,947,653	2,131,156

Costs and expenses
Cost of products sold	566,612	653,710
Cost of services sold	788,193	840,741
Research and development	118	85
Selling, general and administrative	546,853	532,226

	1,901,776	2,026,762
Other income, net	8,103	5,724

Operating profit	53,980	110,118
Non-service pension benefit	68,790	75,645
Interest income, net	30,796	48,073

Income from operations before income taxes	153,566	233,836
Income tax expense	106,307	56,702

Net income from operations	47,259	177,134
Less: Non-controlling interest in subsidiaries’ (loss) from operations	(620)	(96)

Net income attributable to Chubb Fire & Security Group	$47,879	$177,230

The accompanying notes are an integral part of the Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Combined Statements of Comprehensive Income

(In Thousands of Dollars)

	For the Year Ended December 31,
	2020	2019
Net income attributable to Chubb Fire & Security Group	$47,879	$177,230

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments arising during period	116,171	24,385

Pension and postretirement benefit plans:
Net actuarial (loss) arising during period	(84,465)	(55,943)
Amortization of actuarial loss and prior service cost	8,587	2,549
Prior service credit arising during period	524	826
Other	(24,327)	(4,721)

	(99,681)	(57,289)
Tax benefit	23,964	9,921

	(75,717)	(47,368)

Other comprehensive income (loss), net of tax	40,454	(22,983)

Comprehensive income	88,333	154,247
Less: Comprehensive (loss) income attributable to non-controlling interests	(18)	312

Comprehensive income attributable to Chubb Fire & Security Group	$88,351	$153,935

The accompanying notes are an integral part of the Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Combined Balance Sheets

(In Thousands of Dollars)

	As of December 31,
	2020	2019
Assets
Cash and cash equivalents	$33,076	$41,550
Accounts receivable (net of allowance for expected credit loss of $15,619 and $10,802)	509,162	451,183
Contract assets, current	173,261	177,962
Inventories, net	69,485	69,389
Other assets, current	28,589	31,367

Total current assets	813,573	771,451

Future income tax benefits	9,787	10,414
Fixed assets, net	71,603	74,334
Operating lease right-of-use assets	155,542	182,753
Intangible assets, net	585,860	573,894
Goodwill	932,863	875,435
Pension and postretirement assets	513,544	473,070
Other assets	14,927	12,190

Total assets	$3,097,699	$2,973,541

Liabilities and Carrier Net Investment
Accounts payable	$198,275	$198,029
Accrued salaries, wages and employee benefits	129,797	110,672
Accrued liabilities	181,823	169,409
Contract liabilities, current	174,622	161,806
Current portion of long-term debt	465	526

Total current liabilities	684,982	640,442

Pension and post retirement obligations	99,750	92,348
Future income tax obligations	220,679	140,683
Operating lease liabilities	115,850	138,535
Other long-term liabilities	23,858	31,022

Total liabilities	1,145,119	1,043,030

Commitments and contingent liabilities (Note 18)

Carrier Net Investment:
Carrier Net Investment	2,911,353	2,924,357
Accumulated other comprehensive (loss)	(964,918)	(1,005,372)

Total Carrier Net Investment	1,946,435	1,918,985

Non-controlling interest	6,145	11,526

Total Carrier Net Investment and non-controlling interests	1,952,580	1,930,511

Total liabilities and Carrier Net Investment and non-controlling interest	$3,097,699	$2,973,541

The accompanying notes are an integral part of the Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Combined Statements of Changes in Net Investment

(In Thousands of Dollars)

	Carrier Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Carrier Net Investment	Non-controlling Interest	Total Carrier Net Investment and Non-controlling interest
Balance as of January 1, 2019	$2,887,077	$(982,389)	$1,904,688	$11,305	$1,915,993
Net income (loss) attributable to Chubb Fire & Security Group	177,230	—	177,230	(96)	177,134
Other comprehensive (loss) income, net of tax	—	(22,983)	(22,983)	312	(22,671)
Capital contribution to non-controlling interest	—	—	—	5	5
Net transfers (to) Parent	(139,950)	—	(139,950)	—	(139,950)

Balance as of December 31, 2019	2,924,357	(1,005,372)	1,918,985	11,526	1,930,511
Net income (loss) attributable to Chubb Fire & Security Group	47,879	—	47,879	(620)	47,259
Other comprehensive income (loss), net of tax	—	40,454	40,454	(18)	40,436
Net transfers (to) Parent	(60,883)	—	(60,883)	—	(60,883)
Dividends attributable to non-controlling interest	—	—	—	(4,743)	(4,743)

Balance as of December 31, 2020	$2,911,353	$(964,918)	$1,946,435	$6,145	$1,952,580

The accompanying notes are an integral part of the Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Combined Statements of Cash Flows

(In Thousands of Dollars)

	For the Year Ended December 31,
	2020	2019
Operating activities
Net income attributable to Chubb Fire & Security Group	$47,879	$177,230
Noncontrolling interest	(620)	(96)

Net income	47,259	177,134
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	38,904	43,521
Stock-based compensation cost	(6,036)	(5,932)
Provision for deferred income taxes	84,336	17,444
Net change in pension balances	(59,653)	(49,693)
Other non-cash items	12,707	5,478
Change in:
Accounts receivable, net	(45,323)	2,985
Contract assets, current	13,562	(7,777)
Inventories, net	3,190	(2,248)
Other assets, current	4,267	(9,177)
Accounts payable and accrued liabilities	19,156	5,358
Contract liabilities, current	3,899	3,095
Defined benefit plan contributions	(27,024)	(26,012)
Other operating activities, net	(28,790)	(3,928)

Net cash flows provided by operating activities	60,454	150,248

Investing activities
Capital expenditures	(10,762)	(10,339)
Proceeds from sale of fixed assets	793	462
Other investing activities, net	(602)	(3,212)

Net cash flows used in investing activities	(10,571)	(13,089)

Financing activities
Net transfers (to) Parent	(54,846)	(134,052)
Other financing activities, net	(4,788)	769

Net cash flows used in financing activities	(59,634)	(133,283)

Effect of foreign exchange rates on cash and cash equivalents	1,277	639

Net (decrease) increase in cash and cash equivalents	(8,474)	4,515
Cash and cash equivalents, beginning of year	41,550	37,035

Cash and cash equivalents, end of year	$33,076	$41,550

Supplemental information
Interest paid – related party	$3,953	$5,652
Income taxes paid – related party	—	5,333
Income taxes paid, net of refunds	$40,596	$31,233

The accompanying notes are an integral part of the Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements

(In Thousands of Dollars)

1. Description of the Business

Chubb Fire & Security Group (“Chubb F&S”, “the “Business”, “we”, “us”, or “our”), a business of Carrier Global Corporation (“Carrier” or the “Parent”), is a global provider of fire safety and electronic security services with end-to-end capabilities in system sales, design, installation, service and monitoring. The Business has a presence in 17 different countries including over 225 branch locations and 21 physical monitoring centers. The Business’ most significant operations are in Australia, Canada, France, Hong Kong, the Netherlands and United Kingdom (“UK”). The Business manages its operations as a single segment for the purposes of assessing performance and making operating decisions.

The Business offers the following primary products and services to customers:

1.

Installation, which includes fire installation (detection and alarm, fire suppression and firefighting equipment) and security installation (access control, intruder alarm, closed circuit television and integrated solutions).

2.	Service, which includes fire service and maintenance, electronic security and maintenance services and other maintenance services, including “do and charge”, retrofits and upgrades.

3.	Monitoring, which includes video surveillance, alarm verification, alarm notification and personal emergency response systems.

The Separation and the Distribution

On November 26, 2018, United Technologies Corporation, since renamed Raytheon Technologies Corporation (“UTC”), announced its intention to spin off Carrier into a separate, publicly traded company (the “Separation”). On April 3, 2020, UTC completed the Separation through a pro rata distribution of all the outstanding common shares of the common stock of Carrier to UTC shareowners (the “Distribution”). As a result of the Separation and the Distribution, Carrier became an independent public company.

Impact of the COVID-19 Pandemic

COVID-19 surfaced in late 2019 and has spread throughout the world. In March 2020, COVID-19 was declared a pandemic by the World Health Organization. The pandemic has negatively affected the global economy, disrupted global supply chains and financial markets, resulted in significant travel restrictions, mandated facility closures and resulted in shelter-in-place orders.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

The Business has taken and continues to take all prudent measures to protect the health and safety of our employees. In particular, we have implemented work-from-home requirements (where practical), social distancing and deep cleaning protocols at all our facilities as well as travel restrictions, among other measures, which comply with applicable government regulations and guidance. We have also taken appropriate measures to work with our customers to minimize potential disruptions and to support the communities that we serve to address the challenges posed by the pandemic.

The full extent of the impact of COVID-19 on our operational and financial performance will depend on future developments, including the duration and spread of the pandemic as well as any worsening or additional outbreaks of the pandemic, related containment and mitigation actions taken by governments to prevent disease spread and the rollout of vaccines in countries in which the Business operates, including the effectiveness of such vaccines in preventing COVID-19 and the time it takes to vaccinate a sufficient percentage of global populations. The extent of the pandemic’s impact on the Business will also depend upon our employees’ ability to work safely in our facilities and customer sites and to be granted access to vaccines (including the time it takes for our employees to be vaccinated), our customers’ ability to continue to operate or to receive our products, our suppliers’ ability to continue to supply us with products, and the level of activity and demand for the ultimate products and services of our customers or their customers.

In early 2020, we temporarily closed or reduced activity at our locations throughout the countries in which the Business operates for safety reasons and in response to lower demand for our services. Our operations have since resumed, measures have been enacted to scale capacity to demand and the Business continues to actively take steps to mitigate supply chain risk. We continue to apply appropriate safety measures and have not experienced any significant disruptions to our operations. We also initiated return-to-work protocols at our facilities where employees were previously working remotely.

We took preemptive actions in 2020 to preserve our liquidity and manage our cash flows to ensure we met our liquidity needs. Such actions included, but were not limited to, reducing our discretionary spending, our capital investments and general and administrative costs by implementing pay freezes and cuts, employee furloughs and the suspension of non-critical hiring and participating in global COVID-19 relief measures.

2. Basis of Presentation

The Business has historically operated as a part of UTC’s Carrier segment prior to the Separation and the Distribution, and Carrier’s Fire & Security segment subsequent to the Separation and the Distribution; consequently, stand-alone financial statements have not historically been prepared for the Business. The accompanying Combined Financial Statements have been prepared from the Parent’s historical accounting records and are presented on a stand-alone basis as if the Business’ operations had been conducted independently from the Parent. These Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

The Combined Statements of Operations include all revenues and costs directly attributable to the Business, including costs for facilities, functions and services used by the Business. Costs for certain functions and services performed by centralized UTC and Carrier organizations are directly charged to the Business based on specific identification when possible or reasonable allocation methods such as net sales, headcount, usage or other allocation methods. The results of operations include allocations of costs for administrative functions and services performed on behalf of the Business by centralized groups within UTC and Carrier (see Note 5 – Related Parties for a description of the allocation methodologies). All charges and allocations for facilities, functions and services performed by UTC and Carrier organizations have been deemed settled in cash by the Business to UTC and Carrier in the period in which the cost was recorded in the Combined Statements of Operations. As more fully described in Note 16 – Income Taxes, current and deferred income taxes have been determined based on the stand-alone results of the Business. However, because the Business filed as part of UTC and Carrier’s tax group in certain jurisdictions, the Business’ actual tax balances may differ from that reported. The Business’ portion of income taxes for certain jurisdictions are deemed to have been settled in the period the related tax expense was recorded.

Carrier uses a centralized approach to cash management and financing its operations, as did UTC prior to the Separation and the Distribution. Accordingly, none of the cash, third-party debt or related interest expense of UTC or Carrier has been allocated to the Business in the Combined Financial Statements. However, cash balances primarily associated with certain foreign entities that did not participate in UTC or Carrier’s cash management program have been included in the Combined Financial Statements. Transactions between UTC, Carrier and the Business are deemed to have been settled immediately through Carrier Net Investment. Other transactions, which have historically been cash-settled, are reflected in the Combined Balance Sheets within Accounts receivable, net and Accounts payable. The net effect of the deemed settled transactions is reflected in the Combined Statements of Cash Flows as Net transfers to Parent within financing activities and in the Combined Balance Sheets as Carrier Net Investment.

All intracompany accounts and transactions within the Business have been eliminated in the preparation of the Combined Financial Statements. The Combined Financial Statements of the Business include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Business.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

All of the allocations and estimates in the Combined Financial Statements are based on assumptions that management believes are reasonable. However, the Combined Financial Statements included herein may not be indicative of the financial position, results of operations and cash flows of the Business in the future, or if the Business had been a separate, stand-alone entity during the years presented.

The non-controlling interest represents the non-controlling investors’ interests in the results of subsidiaries that the Business controls and combines.

3. Summary of Significant Accounting Policies

Principles of Combination

The Combined Financial Statements have been prepared on a stand-alone basis and include the accounts of Chubb F&S and its wholly-owned subsidiaries as well as entities in which Chubb F&S has a controlling financial interest.

Use of Estimates

The preparation of the Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. In addition, estimates and assumptions may impact the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and short-term cash investments that are highly liquid in nature and have original maturities of three months or less. The Business participated in UTC and Carrier’s centralized cash management and financing programs (see Note 5 – Related Parties for additional information). The cash reflected on the Combined Balance Sheets represents cash on hand at certain foreign entities that do not participate in the centralized cash management program and are specifically identifiable to the Business.

Accounts Receivable

Accounts receivable consist of billed amounts to customers that have not been paid.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Receivables are recognized net of an allowance for credit losses. The Business is exposed to credit losses primarily through the sales of products and services to commercial customers, which are recorded as trade receivables. The Business evaluates a customer’s ability to pay by assessing creditworthiness, historical experience and current and projected economic and market conditions. The Business determines credit ratings for each customer in our portfolio based upon public information and information obtained directly from our customers. The Business evaluates the reasonableness of the allowance for credit losses on a quarterly basis or when events and circumstances warrant. In addition to credit quality indicators, factors considered in our evaluation of collectability include the underlying value of any collateral or security interests, past due balances, historical losses and existing economic conditions including country and political risk. In certain circumstances, the Business may require collateral or prepayment to mitigate credit risk. We determine receivables are impaired when, based on historical experience, current information and events and a reasonable forecast period, the Business may be unable to collect amounts due according to the contractual terms of an agreement. Estimated credit losses are written off in the period in which an accounts receivable is determined to be no longer collectible.

Contract Assets and Liabilities

Contract assets and liabilities represent the difference in the timing of revenue recognition from receipt of cash from our customers. Contract assets (unbilled receivables) reflect revenue recognized and performance obligations satisfied in advance of customer billing. Performance obligations partially satisfied in advance of customer billings are included in Contract assets.

Contract liabilities relate to payments received in advance of the satisfaction of performance obligations under a contract. The Business receives payments from customers based on contractual terms. See Note 4 – Revenue Recognition for additional information.

Inventories

Inventories are stated at the lower of cost or estimated realizable value and are based on first-in, first-out (“FIFO”) methods. The Business forecasts future customer demand and production requirements and analyzes historical usage rates for our products to estimate excess and obsolete inventory reserves.

Fair Value of Financial Instruments

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

•	Level I – Quoted prices for identical instruments in active markets.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

•

Level II – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III – Instruments whose significant value drivers are unobservable.

The carrying amount of accounts receivables, accounts payable and accrued liabilities approximates fair value due to the short maturity (less than one year) of the instruments.

Goodwill and Intangible Assets

Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Goodwill and intangible assets deemed to have indefinite lives are not amortized.

Intangible assets consist of trademarks, patents, service portfolios, monitoring lines and customer relationships and are recognized at fair value in acquisition accounting and then amortized to cost of sales and selling, general and administrative expenses.

Goodwill and indefinite-lived intangibles are tested annually for impairment, or when a triggering event occurs that indicates the fair value of a reporting unit or asset may have decreased below the carrying value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350: Intangibles – Goodwill and Other. The impairment assessment compares the estimated fair value of each reporting unit or indefinite-lived trademark to its associated carrying value. If the carrying value of the reporting unit or trademark exceeds its estimated fair value, then the Business records an impairment based on the difference between fair value and carrying value.

The Business performed the most recent annual impairment assessment of goodwill and indefinite-lived trademarks as of December 31, 2020 and determined that no significant adjustments to the carrying value of goodwill or indefinite lived intangible assets were necessary. For our goodwill impairment analysis, the Business utilizes a discounted cash flow method under the income approach to estimate the fair value of the Business. The discounted cash flow method relies on estimates of future cash flows and expressly addressed factors such as timing, growth and margins, with consideration given to forecasting risk. The Business developed these assumptions based on market and geographic risks unique to the Business. The significant assumptions inherent in estimating the fair values include estimated future annual net cash flows for the Business (based on projected net sales, projected operating margins, working capital and capital expenditures), income tax rates, long-term growth rates and discount rates. For our indefinite-lived assets, fair value is determined on a relief from royalty methodology, which is based on the implied royalty paid, at an appropriate discount rate, to license the use of an asset rather than owning an asset. Additionally, as part of our annual impairment testing in 2020, the Business considered the impact of the adverse effects of COVID-19 on the global economy and on our business.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Useful lives of finite-lived intangible assets are estimated based upon the nature of the intangible asset. These intangible assets are amortized based on the pattern in which the economic benefits of the intangible assets are consumed. If a pattern of economic benefit cannot be reliably determined or if straight-line amortization approximates the pattern of economic benefit, a straight-line amortization method may be used.

Leases

We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the Combined Balance Sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the Combined Statement of Operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating.

The Business enters into operating and finance leases for the use of real estate space, vehicles, information technology equipment and certain other equipment. The Business determines if an arrangement contains a lease at the inception of an agreement. Operating leases are included in Operating lease right-of-use assets, Accrued liabilities and Operating lease liabilities in our Combined Balance Sheet. Finance leases are primarily included in Other long-term liabilities in our Combined Balance Sheet.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use an incremental borrowing rate, consistent with that of Carrier, based on the information available at commencement date in determining the present value of lease payments, and use the implicit rate when readily determinable. The Business determines the incremental borrowing rate based on market sources including relevant industry data. Our lease right-of-use assets include any lease prepayment and exclude lease incentives. Our leases generally have remaining lease terms of 1 to 20 years, some of which include options to extend. For the majority of our leases with options to extend, those options are up to 5 years with the ability to terminate the lease within 1 to 5 years of inception. The exercise of lease renewal options is at our sole discretion and our lease right-of-use assets and liabilities reflect only the options the Business are reasonably certain that will be exercised. Operating lease expense is recognized on a straight-line basis over the lease term.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Other Long-Lived Assets

The Business evaluates the potential impairment of other long-lived assets whenever events or changes in circumstances indicate that the related carrying amounts of a long-lived asset or asset group may not be recoverable. The carrying value of a long-lived asset or asset group is considered impaired when the projected future undiscounted cash flows to be generated from the asset or asset group over its remaining depreciable life are less than its current carrying value. The Business measures impairment based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset or asset group. There were no significant impairments of long-lived assets for the years ended December 31, 2020 or 2019.

Income Taxes

Income taxes as presented herein, attribute current and deferred income taxes of UTC and Carrier, prior to and subsequent to the Separation and the Distribution, respectively, to the Business’ stand-alone financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740: Income Taxes. Accordingly, the Business’ income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group members were separate taxpayers. As a result, actual transactions included in the consolidated financial statements of UTC and Carrier may not be included in the separate Combined Financial Statements of the Business. Similarly, the tax treatment of certain items reflected in the Combined Financial Statements of the Business may not be reflected in the consolidated financial statements and tax returns of UTC and Carrier. Therefore, such items as net operating losses, credit carryforwards and valuation allowances may exist in the stand-alone financial statements that may or may not exist in UTC’s and Carrier’s consolidated financial statements. As such, the income taxes of the Business as presented in the Combined Financial Statements may not be indicative of the income taxes that the Business will generate in the future.

Current obligations for taxes in jurisdictions where the Business files a combined tax return with the Parent are deemed settled with the Parent.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

In the ordinary course of business there is inherent uncertainty in quantifying the Business’ income tax positions. The Business assessed its income tax positions and recorded tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances, and information available at the reporting date. For those tax positions where it is more-likely-than-not that a tax benefit will be sustained, the Business has recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more-likely-than-not that a tax benefit will be sustained, no tax benefit has been recognized in the Combined Financial Statements. Where applicable, associated interest expense has also been recognized. The Business recognizes accrued interest related to unrecognized tax benefits in interest expense. Penalties, if incurred, would be recognized as a component of income tax expense.

Revenue Recognition

The Business accounts for revenue in accordance with FASB ASC Topic 606: Revenue from Contracts with Customers. Under Topic 606, a performance obligation is a promise in a contract to transfer a distinct good or service to a customer. Some of our contracts with customers contain a single performance obligation, while others contain multiple performance obligations most commonly when a contract spans multiple phases of a product life cycle such as installation, maintenance and support. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. When there are multiple performance obligations within a contract, the Business allocates the transaction price to each performance obligation based on our relative stand-alone selling price.

The Business considers the contractual consideration payable by the customer and assesses variable consideration that may affect the total transaction price, including contractual discounts, price concessions, contract incentive payments, estimates of award fees and other sources of variable consideration, when determining the transaction price of each contract. The Business includes variable consideration in the estimated transaction price when there is a basis to reasonably estimate the amount. These estimates are based on historical experience, anticipated performance and management’s judgment. The Business also considers whether the contracts provide customers with significant financing. Generally, contracts do not contain significant financing.

Point-in-time revenue recognition. Performance obligations are satisfied as of a point in time for alarm and fire detection and suppression equipment only contracts. Revenue is recognized when control of the product transfers to the customer, generally upon product shipment.

Over-time revenue recognition. Performance obligations are satisfied over-time if the customer receives the benefits as the Business performs work. The Business recognizes revenue on an over- time basis on installation and service contracts. For over-time performance obligations requiring the installation of equipment, revenue is recognized using costs incurred to date relative to total estimated costs at completion to measure progress. Incurred costs represent work performed, which correspond with and best depict transfer of control to the customer. Contract costs include labor, materials and subcontractors’ costs, or other direct costs, and where applicable, indirect costs.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Contract modifications that are for goods or services that are not distinct are accounted for as part of an existing contract. If the goods or services are considered distinct, then a contract modification would be accounted for prospectively or as part of a new contract. The Business reviews cost estimates on significant contracts on at least a quarterly basis, and for other contracts, no less frequently than annually or when circumstances change and warrant a modification to a previous estimate. The Business records changes in contract estimates using the cumulative catch-up method. There were no material changes in contract estimates during the periods presented in the Combined Financial Statements.

For product maintenance and extended warranty aftermarket contracts, sales are recognized primarily on a straight-line basis.

Loss provisions on contracts are recognized to the extent that estimated contract costs exceed the estimated consideration under the contractual arrangement. For new commitments, the Business generally records loss provisions at the earlier of contract announcement or contract signing except for certain requirements contracts under which losses are recorded upon receipt of the purchase order which obligates us to perform. For existing commitments, anticipated losses on contracts are recognized in the period in which losses become evident.

Self-Insurance

Carrier maintains self-insurance retentions for a number of risks, including but not limited to, workers’ compensation, general liability, automobile liability, property and employee-related healthcare benefits. Carrier has obtained insurance coverage for amounts exceeding individual and aggregate loss limits. The Business accrues for known future claims and incurred but not reported losses. See Note 18 – Commitments and Contingent Liabilities for additional information.

Environmental

Environmental investigatory, remediation, operating and maintenance costs are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. The most likely cost to be incurred is accrued based on an evaluation of currently available facts with respect to each individual site, including existing technology, current laws and regulations and prior remediation experience. Where no amount within a range of estimates is more likely, the minimum is accrued. For sites with multiple responsible parties, the Business considers its likely proportionate share of the anticipated remediation costs and the ability of the other parties to fulfill their obligations in establishing a provision for those costs. Accrued environmental liabilities are not reduced by potential insurance reimbursements. See Note 18 – Commitments and Contingent Liabilities for additional information.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Asset Retirement Obligations

The Business records the fair value of legal obligations associated with the retirement of tangible long-lived assets in the period in which it is determined to exist, if a reasonable estimate of fair value can be made. Upon initial recognition of a liability, the Business capitalizes the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is increased for changes in its present value and the capitalized cost is depreciated over the useful life of the related asset. As of December 31, 2020 and 2019, the outstanding liability for asset retirement obligations was $12,369 and $12,772, respectively, of which $231 and $86 is included in Accrued liabilities, and $12,138 and $12,686 is included in Other long-term liabilities in the accompanying Combined Balance Sheets.

Foreign Exchange

The Business operates in many different currencies and, accordingly, is subject to the inherent risk associated with foreign exchange rate movements. The financial position and results of operations of substantially all the Business are measured using the local currency as the functional currency. Foreign currency denominated assets and liabilities are translated into U.S. dollars at the exchange rates existing at the respective balance sheet dates, and income and expense items are translated at the average exchange rates during the respective periods. The aggregate effects of translating foreign currency denominated balance sheets are deferred as a separate component of Carrier Net Investment.

Pension and Postretirement Obligations

Guidance under FASB ASC Topic 715: Compensation – Retirement Benefits requires balance sheet recognition of the overfunded or underfunded status of pension and postretirement benefit plans. Under this guidance, actuarial gains and losses, prior service costs or credits, and any remaining transition assets or obligations that have not been recognized under previous accounting standards must be recognized in other comprehensive income, net of tax effects, until they are amortized as a component of net periodic benefit cost. Pension and post-retirement obligation balances and related costs reflected within the Combined Financial Statements include costs directly attributable to plans dedicated to the Business.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Carrier Net Investment

Carrier’s net investment in the Business is presented as “Carrier Net Investment” on the Combined Balance Sheets. The Combined Statements of Changes in Net Investment include net cash transfers and other property transfers between Carrier and the Business as well as related party receivables and payables between the Business and other Carrier and UTC affiliates that were settled on a current basis. Carrier and UTC performed cash management and other treasury-related functions on a centralized basis for nearly all of its legal entities, which includes the Business and, consequently, the net cash generated by the Business was transferred to Carrier and UTC through the intercompany accounts.

Recent Pronouncements

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) requiring recognition of operating leases as right-of-use assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements. The Business adopted ASU 2016-02 and its related amendments (collectively, the “New Lease Accounting Standard”) effective January 1, 2019, and elected the modified retrospective approach in which results for periods before 2019 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through Carrier Net Investment at the date of adoption. The Business has elected certain of the practical expedients available under the New Lease Accounting Standard including the practical expedient which allows prospective transition to the New Lease Accounting Standard on January 1, 2019. Under the transition practical expedient, the Business did not reassess lease classification, embedded leases or initial direct costs. The Business has applied the practical expedient for short-term leases, whereby a lease right-of-use asset and liability is not recognized, and the expense is recognized on a straight-line basis over the lease term. In addition, the Business has lease agreements with lease and non-lease components, for which the Business has elected the practical expedients to combine these components for certain equipment leases. Additionally, for certain equipment leases, the Business applies a portfolio approach to effectively account for the operating lease right-of-use assets and liabilities. The adoption of the New Lease Accounting Standard did not have a material effect on our Combined Statement of Operations or Combined Statement of Cash Flows. Upon adoption, the Business recorded an $195,733 right-of-use asset and a $196,499 lease liability. The adoption of the New Lease Accounting Standard did not have a material impact on Carrier Net Investment. See Note 17 – Leases for further information.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU and its related amendments (collectively, the “Credit Loss Standard”) modified the credit loss model to utilize an expected loss methodology in place of an incurred loss methodology for financial instruments, including trade receivables, contract assets, long term receivables and off-balance sheet credit exposures. The Credit Loss Standard requires consideration of a broader range of information to estimate expected credit losses, including historical information, current conditions and a reasonable forecast period. This ASU requires that the statement of operations reflect the measurement of credit losses for newly recognized financial assets as well as an expected increase or decrease of expected credit losses that have taken place during the period, which may result in earlier recognition. The Business adopted the Credit Loss Standard effective January 1, 2020, utilizing a modified retrospective approach and its adoption did not have a material impact on the Combined Financial Statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This ASU simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under this ASU, a goodwill impairment is calculated as the difference between the carrying amount of a reporting unit and its fair value, not to exceed the carrying amount of the goodwill allocated to a reporting unit. Additionally, this ASU requires the same impairment testing methodology for all reporting units, even those with a zero or negative carrying amount, and requires an entity to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount. The Business adopted this ASU effective January 1, 2020 and its adoption did not have a material impact on the Combined Financial Statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This ASU removes the disclosure requirements for the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy. The Business adopted this ASU on January 1, 2020. The adoption of this standard did not have a material impact on the Combined Financial Statements.

In August 2018, the FASB issued ASU 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans. The new standard includes updates to the disclosure requirements for defined benefit plans including several additions, deletions and modifications to the disclosure requirements. The Business adopted this ASU on December 31, 2020. The adoption of this standard did not have a material impact on the Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this update remove certain exceptions allowed by Topic 740 including exceptions to the incremental approach for intra-period tax allocation when there is a loss from continuing operations and income or gain from other items, the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment, the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary and the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. There are also additional areas of guidance in regard to franchise and other taxes partially based on income and the interim recognition of enactment of tax laws and rate changes. The provisions of this ASU are effective for years beginning after December 15, 2020, with early adoption permitted. The Business intends to apply ASU 2019-12 in the first quarter of 2021 and does not anticipate that the adoption will have a material impact on the Business’ Combined Financial Statements upon adoption.

4. Revenue Recognition

Total contract assets and liabilities are as follows:

(Dollars in Thousands)	2020	2019
Contract assets, current	$173,261	$177,962
Contract assets, non-current (included within Other assets)	—	—

Total contract assets	$173,261	$177,962

Contract liabilities, current	$(174,622)	$(161,806)
Contract liabilities, non-current (included within Other long-term liabilities)	—	—

Total contract liabilities	(174,622)	(161,806)

Net contract assets	$(1,361)	$16,156

Contract assets decreased $4,701 for the year ended December 31, 2020, primarily due to the timing of billings on customer contracts and contract completions. Contract liabilities decreased $12,816 for the year ended December 31, 2020, primarily due to customer billings in excess of revenue earned.

For the years ended December 31, 2020 and 2019, the Business recognized revenue of $122,781 and $123,431, respectively, that was related to contract liabilities as of January 1, 2020 and 2019, respectively.

There were no individually significant customers with sales exceeding 10% of total sales for the years ended December 31, 2020 and 2019.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Remaining Performance Obligations (“RPO”)

As of December 31, 2020, our total RPO was approximately $708,515 compared with $659,068 as of December 31, 2019. Of the total RPO as of December 31, 2020, the Business expects that approximately 80% will be recognized as sales over the following 12 months.

5. Related Parties

Historically, the Business has been managed and operated in the normal course of business with other affiliates of UTC and Carrier, prior to and subsequent to the Separation and the Distribution, respectively. Accordingly, certain shared costs have been allocated to the Business and reflected as expenses in the Combined Financial Statements.

Related Party Purchases and Sales

During the historical periods presented, the Business sold products and services to UTC, Carrier and their non-Chubb F&S businesses. Sales in the Combined Statements of Operations include sales to affiliates of UTC and Carrier of $1,547 and $3,397 for the years ended December 31, 2020 and 2019, respectively. Cost of goods sold in the Combined Statements of Operations includes purchases from affiliates of UTC and Carrier of $62,114 and $71,962 for the years ended December 31, 2020 and 2019, respectively. Sales and Purchases are only considered related party if they were made to UTC and Carrier affiliates prior to the Separation and the Distribution and to Carrier affiliates subsequent to the Separation and the Distribution.

Allocated Centralized Costs

UTC and Carrier incurred significant corporate costs for services provided to the Business as well as other UTC and Carrier businesses. These services include treasury, tax, accounting, human resources, audit, legal, purchasing, information technology and other such services. The costs associated with these services generally include all payroll and benefit costs, as well as overhead costs related to the support functions. UTC and Carrier also allocated costs associated with corporate insurance coverage and medical, pension, post-retirement and other health plan costs for employees participating in UTC and Carrier sponsored plans. Allocations are based on a number of utilization measures including headcount, proportionate usage and relative net sales. All such amounts have been deemed to have been incurred and settled by the Business in the period in which the costs were recorded.

The allocated functional service expenses and general corporate expenses for the years ended December 31, 2020 and 2019 were $47,069 and $32,618, respectively, and are included in Selling, general and administrative in the Combined Statements of Operations.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

In the opinion of management of the Parent and the Business, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during 2020 and 2019. The amounts that would have been, or will be incurred, on a stand-alone basis could differ from the amounts allocated due to economies of scale, difference in management judgment, a requirement for more or fewer employees or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the Business operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, the future results of operations, financial position and cash flows could differ materially from the historical results presented herein.

Cash Management and Financing

The Business participated in UTC and Carrier’s centralized cash management and financing programs prior to and subsequent to the Separation and the Distribution, respectively. Disbursements are made through centralized accounts payable systems which were operated by UTC and Carrier. Cash receipts are transferred to centralized accounts, which were also maintained by UTC and Carrier. As cash was received and disbursed by UTC and Carrier, it is accounted for by the Business through Carrier Net Investment. All short and long-term debt were financed by UTC and Carrier, and financing decisions for wholly and majority owned subsidiaries were determined by UTC and Carrier Treasury. See Note 2 – Basis of Presentation for additional information. The Business’ cash that is not included in the centralized cash management and financing programs is classified as Cash and cash equivalents on the Combined Balance Sheet.

Accounts Receivable and Payable

Certain related party transactions between the Business and Parent have been included within Carrier Net Investment in the Combined Balance Sheets in the historical periods presented when the related party transactions are not settled in cash. The Carrier Net Investment includes related party receivables due from Carrier and its affiliates of $204,841 and $208,385 as of December 31, 2020 and 2019, respectively. The Carrier Net Investment includes related party payables due to Carrier and its affiliates of $183,257 and $178,132 as of December 31, 2020 and 2019, respectively. The interest income and expense related to the activity with Carrier that was included in the Business’ results is presented on a net basis in the Combined Statements of Operations. Interest income on the activity with Parent was $33,785 and $53,382 for the years ended December 31, 2020 and 2019, respectively. Interest expense on the activity with Parent was $3,328 and $5,063 for the years ended December 31, 2020 and 2019, respectively. The total effect of the settlement of these related party transactions is reflected as a financing activity in the Combined Statements of Cash Flows.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Additionally, certain transactions between the Business and certain non-Chubb F&S businesses are cash-settled on a current basis and, therefore, are reflected in the Combined Balance Sheets. Accounts receivable includes $627 and $306 at December 31, 2020 and 2019, respectively, and Accounts payable includes $13,161 and $14,596 at December 31, 2020 and 2019, respectively, related to such transactions.

6. Accounts Receivable, Net

(Dollars in Thousands)	2020	2019
Trade receivables	$513,094	$449,477
Miscellaneous receivables	11,687	12,508

Total receivables	524,781	461,985

Less: allowance for expected credit losses	(15,619)	(10,802)

Accounts receivable, net	$509,162	$451,183

Accounts receivable are carried at amounts that approximate fair value. Bad debt expense was $10,095 and $5,452 for the years ended December 31, 2020 and 2019, respectively.

The changes in the allowance for expected credit losses related to Accounts receivable, net are as follows:

(Dollars in Thousands)
Balance as of January 1, 2019	$22,261
Provision charged to income	5,452
Accounts charged off, net of recoveries	(8,971)
Other	(7,940)

Balance as of December 31, 2019	10,802
Provision charged to income	10,095
Accounts charged off, net of recoveries	(3,036)
Other	(2,242)

Balance as of December 31, 2020	$15,619

7. Inventories, Net

(Dollars in Thousands)	2020	2019
Raw materials	$636	$694
Work-in-process	81	85
Finished goods	68,768	68,610

Inventories, net	$69,485	$69,389

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Raw materials, work-in-process and finished goods are net of valuation reserves of $12,792 and $11,298 as of December 31, 2020 and 2019, respectively.

8. Fixed Assets, Net

Fixed assets are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives.

(Dollars in Thousands)	Estimated Useful Lives	2020	2019
Land		$5,336	$4,138
Buildings and improvements	40	84,247	85,199
Machinery, tools and equipment	3–10	193,829	183,984
Rental assets	3–10	59,931	59,220
Assets under construction		655	3,865

Fixed assets, gross		343,998	336,406

Less: accumulated depreciation		(272,395)	(262,072)

Fixed assets, net		$71,603	$74,334

Depreciation expense was $16,493 and $18,187 for the years ended December 31, 2020 and 2019, respectively.

9. Business Acquisitions, Dispositions, Goodwill and Intangible Assets

Business Acquisitions and Dispositions

There were no significant acquisitions or divestitures of combined businesses for the years ended December 31, 2020 and 2019.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Goodwill

The changes in the carrying amount of goodwill are as follows:

(Dollars in Thousands)	Carrying Amount(1)
Balance as of January 1, 2019	$872,301
Foreign currency translation and other	3,134

Balance as of December 31, 2019	875,435
Foreign currency translation and other	57,428

Balance as of December 31, 2020	$932,863

(1)	Prior to January 1, 2019, the Business has recognized impairment charges of $1,841,661; there were no impairment charges for the years ended December 31, 2019 or 2020.

Intangible Assets, Net

Identifiable intangible assets are comprised of the following:

	2020			2019
(Dollars in Thousands)	Useful Lives	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Amortized:
Customer relationships	1 to 30	$669,240	$(625,633)	$629,674	$(573,509)
Patents and trademarks	5 to 30	69,524	(47,792)	65,060	(42,776)
Monitoring lines	7 to 10	71,512	(59,364)	68,357	(52,309)
Service portfolios and other	1 to 23	20,511	(18,780)	19,203	(17,172)

		830,787	(751,569)	782,294	(685,766)

Unamortized:
Trademarks and other		506,642	—	477,366	—

Total intangibles		$1,337,429	$(751,569)	$1,259,660	$(685,766)

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Amortization of intangible assets was $22,411 and $25,334 for the years ended December 31, 2020 and 2019, respectively. The estimated future amortization of intangible assets is as follows:

(Dollars in Thousands)	2021	2022	2023	2024	2025
Future amortization	$20,421	$14,051	$11,461	$8,301	$5,943

10. Accrued Liabilities

Accrued liabilities as of December 31, 2020 and 2019 are as follows:

(Dollars in Thousands)	2020	2019
Accrued taxes	$42,522	$45,152
Restructuring	16,829	14,958
Accrued legal and environmental reserves	7,071	1,171
Operating lease liabilities	39,855	44,849
Other	75,546	63,279

Total accrued liabilities	$181,823	$169,409

11. Employee Benefit Plans

Employee Savings Plans

The Business sponsors various employee savings plans. Contributions to employer sponsored defined contribution plans were $10,191 and $10,122 for 2020 and 2019, respectively.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Pension Plans

The Business sponsors both funded and unfunded foreign defined benefit pension plans that cover a large number of the Business’ employees. The largest plans are closed to new participants. The plans use a December 31 measurement date consistent with the Business’ fiscal year.

(Dollars in Thousands)	2020	2019
Change in Benefit Obligation
Beginning balance	$2,033,112	$1,836,517
Service cost	10,270	12,574
Interest cost	35,176	45,435
Actuarial loss	176,965	238,973
Benefits paid	(102,502)	(108,139)
Net settlement, curtailment and special termination benefits	(4,700)	(24,856)
Other	115,670	32,608

Ending balance	$2,263,991	$2,033,112

Change in Plan Assets
Beginning balance	$2,426,238	$2,180,531
Actual return on plan assets	206,740	289,436
Employer contributions	27,024	26,012
Benefits paid	(102,502)	(108,139)
Settlements	(4,700)	(6,164)
Other	144,850	44,562

Ending balance	$2,697,650	$2,426,238

Funded Status
Fair value of plan assets	$2,697,650	$2,426,238
Benefit obligations	(2,263,991)	(2,033,112)

Funded status of plan	$433,659	$393,126

Amounts recognized in the Combined Balance Sheet consist of
Non-current assets	$509,640	$470,864
Current liability	(1,097)	(1,685)
Non-current liability	(74,884)	(76,053)

Net amount recognized	$433,659	$393,126

Amounts recognized in Accumulated Other Comprehensive Loss consist of
Net actuarial loss	$432,737	$339,762
Prior service cost	9,670	3,552

Net amount recognized	$442,407	$343,314

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

The amounts included in “Other” in the above table primarily reflects the impact of foreign exchange translation, primarily for plans in the UK, Canada and Germany.

The Business made $27,024 and $26,012 of cash contributions to the foreign defined benefit pension plans in 2020 and 2019, respectively.

Information for pension plans with accumulated benefit obligations in excess of plan assets:

(Dollars in Thousands)	2020	2019
Projected benefit obligation (“PBO”)	$134,249	$125,974
Accumulated benefit obligation	$119,750	$111,591
Fair value of plan assets	$62,987	$55,640

Information for pension plans with projected benefit obligations in excess of plan assets:

(Dollars in Thousands)	2020	2019
Projected benefit obligation	$165,330	$255,566
Accumulated benefit obligation	$144,344	$225,091
Fair value of plan assets	$89,349	$177,828

The accumulated benefit obligation for all defined benefit pension plans was $2,236,010 and $2,002,636 at December 31, 2020 and 2019, respectively.

The components of the net periodic pension benefit for the defined benefit pension plan are as follows:

(Dollars in Thousands)	2020	2019
Service costs	$10,270	$12,574
Interest cost	35,176	45,435
Expected return on plan assets	(113,913)	(124,593)
Amortization of prior service credit	(48)	(38)
Recognized actuarial net loss	8,635	2,642
Net settlement, curtailment and special termination benefits loss	524	826

Net periodic pension benefit	$(59,356)	$(63,154)

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss are as follows:

(Dollars in Thousands)	2020	2019
Current year actuarial loss	$84,138	$55,438
Amortization of actuarial loss	(8,635)	(2,642)
Amortization of prior service cost	48	38
Net settlement and curtailment gain	(524)	(826)
Other	24,316	4,733

Total recognized in other comprehensive loss	$99,343	$56,741

Net recognized in net periodic pension benefit and other comprehensive loss	$39,987	$(6,413)

The amount included in “Other” in the above table primarily reflects the impact of foreign exchange translation, primarily for plans in the UK.

Major assumptions used in determining the benefit obligation and net cost for pension plans are presented in the following table as weighted averages:

	Benefit Obligation		Net Cost
	2020	2019(2)	2020	2019(2)
Discount rate:
PBO	1.5%	2.1%	2.1%	3.0%
Interest cost(1)	—	—	2.1%	3.0%
Service cost(1)	—	—	2.1%	3.0%
Salary scale	2.5%	2.7%	2.7%	2.6%
Expected return on plan assets	—	—	5.0%	5.6%

(1)

The 2020 and 2019 discount rates used to measure the service cost and interest cost applies to the Business’ significant plans. The PBO discount rate is used for the service cost and interest cost measurements for non-significant plans.

(2)	Assumptions prior to 2020 include assumptions used for the UTC plan which included the Business’ employees.

The weighted-average discount rates used to measure pension benefit obligations and net costs are set by reference to specific analyses using each plan’s specific cash flows and are then compared to high-quality bond indices for reasonableness. For those significant plans, the Business utilizes a full yield curve approach in the estimation of the service cost and interest cost components by applying the specific spot rates along the yield curve used in determination of the benefit obligation to the relevant projected cash flows.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

In determining the expected return on plan assets, the Business considers the relative weighting of plan assets, the historical performance of total plan assets and individual asset classes, and economic and other indicators of future performance. In addition, the Business may consult with and consider the opinions of financial and other professionals in developing appropriate capital market assumptions. Return projections are also validated using a simulation model that incorporates yield curves, credit spreads and risk premiums to project long-term prospective returns.

The plans’ investment management objectives include providing the liquidity and asset levels needed to meet current and future benefit payments, while maintaining a prudent degree of portfolio diversification considering interest rate risk and market volatility. Globally, investment strategies target a weighted-average mix of approximately 40% of growth seeking assets and 60% of income generating and hedging assets using a wide diversification of asset types, fund strategies and investment managers. The growth seeking allocation consists of global public equities in developed and emerging countries, real estate and multi-asset class strategies. The real estate strategy is principally concentrated in directly held UK core investments. Within the income generating assets, the fixed income portfolio consists of mainly government and broadly diversified high-quality corporate bonds.

The plans seek to reduce the plans’ interest rate risk and have incorporated liability hedging programs that include the adoption of a risk reduction objective as part of the long-term investment strategy. Under this objective the income generating and hedging assets typically increase as funded status improves. The hedging programs incorporate a range of assets and investment tools, each with various interest rate sensitivities. As a result of the improved funded status of the plans due to favorable asset returns and funding of the plans, the income generating and hedging assets increased in recent years. As a result of the shift in the target asset mix to higher income generating and hedging assets and lower growth seeking assets, the Business will reduce the expected return on plan assets assumption for 2021.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

The fair values of pension plan assets by asset category are as follows:

(Dollars in Thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Not Subject to Levelling	Total
Asset Category
Public Equities:
Global Equities	$—	$23,407	$—	$65,054	$88,461
Global Equity Funds at net asset value(8)	—	—	—	523,828	523,828
Fixed Income Securities:	—	—	—	—	—
Governments	—	1,261,138	—	—	1,261,138
Corporate Bonds	—	5,434	—	40,674	46,108
Fixed Income Securities(8)	—	—	—	715,302	715,302
Real Estate(4)(8)	—	951	—	11,284	12,235
Other(5)(8)(9)	—	(430,044)	—	406,734	(23,310)
Cash & Cash Equivalents(6)(8)	—	28,356	—	12,980	41,336

Subtotal	$—	$889,242	$—	$1,775,856	2,665,098
Other Assets & Liabilities(7)					32,552

Total at December 31, 2020					$2,697,650

Public Equities
Global Equities	$—	$—	$—	$—	$—
Global Equity Commingled Funds(1)	—	102,479	—	—	102,479
Enhanced Global Equities(2)	—	—	—	—	—
Global Equity Funds at net asset value(8)	—	—	—	819,816	819,816
Private Equities(3)(8)	—	—	—	—	—
Fixed income securities:	—	—	—	—	—
Governments	—	22,647	—	—	22,647
Corporate Bonds	—	45,618	—	—	45,618
Fixed Income Securities(8)	—	1,367	—	1,374,873	1,376,240
Real Estate(4)(8)	—	1,758	—	5,418	7,176
Other(5)(8)	—	13,286	—	—	13,286
Cash & Cash equivalents(6)(8)	—	1,033	—	38,194	39,227

Subtotal	$—	$188,188	$—	$2,238,301	2,426,489
Other Assets & Liabilities(7)					(251)

Total at December 31, 2019					$2,426,238

(1)	Represents commingled funds that invest primarily in common stocks.
(2)

Represents enhanced equity separate account and commingled fund portfolios. A portion of the portfolio may include long-short market neutral and relative value strategies that invest in publicly traded, equity and fixed income securities, as well as derivatives of equity and fixed income securities and foreign currency.

(3)	Represents limited partner investments with general partners that primarily invest in debt and equity.
(4)	Represents investments in real estate, including commingled funds and directly held properties.
(5)	Represents insurance contracts and global balanced risk commingled funds consisting mainly of equity, bonds and some commodities.
(6)	Represents short-term commercial paper, bonds and other cash or cash-like instruments.
(7)	Represents trust receivables and payables that are not leveled.
(8)

In accordance with ASU 2015-07, Fair Value Measurement (Topic 820), certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented for the total pension plan assets.

(9)	Includes fixed income repurchase agreements entered into for purposes of pension asset and liability matching.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Derivatives in the plan are primarily used to manage risk and gain asset class exposure while still maintaining liquidity. Derivative instruments mainly consist of equity futures, interest rate futures, interest rate swaps and currency forward contracts.

The plans review assets at least quarterly to ensure they are within the targeted asset allocation ranges and, if necessary, asset balances are adjusted back within target allocations. The plans generally employ a broadly diversified investment manager structure that includes diversification by active and passive management, style, capitalization, country, sector, industry and number of investment managers.

Quoted market prices are used to value investments when available. Investments in securities traded on exchanges, including listed futures and options, are valued at the last reported sale prices on the last business day of the year or, if not available, the last reported bid prices. Fixed income securities are primarily measured using a market approach pricing methodology, where observable prices are obtained by market transactions involving identical or comparable securities of issuers with similar credit ratings. Mortgages have been valued on the basis of their future principal and interest payments discounted at prevailing interest rates for similar investments. Investment contracts are valued at fair value by discounting the related cash flows based on current yields of similar instruments with comparable durations. Real estate investments are valued on a quarterly basis using discounted cash flow models which consider long-term lease estimates, future rental receipts and estimated residual values. Valuation estimates are supplemented by third-party appraisals on an annual basis.

Over-the-counter securities and government obligations are valued at the bid prices or the average of the bid and ask prices on the last business day of the year from published sources or, if not available, from other sources considered reliable, generally broker quotes. Temporary cash investments are stated at cost, which approximates fair value.

The Business expects to make total contributions of approximately $24,211 to the global defined benefit pension plans in 2021. Contributions do not reflect benefits to be paid directly from corporate assets.

Benefit payments, including amounts to be paid from corporate assets, and reflecting expected future service, as appropriate, are expected to be paid as follows: $87,317 in 2021, $88,228 in 2022, $88,806 in 2023, $90,394 in 2024, $90,614 in 2025, and $456,115 from 2026 through 2030.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Post-retirement Benefit Plans

The Business sponsors a postretirement benefit plan that provides life benefits to eligible retirees. The postretirement plan is unfunded. The benefit obligation was $4,675 and $4,043 at December 31, 2020 and 2019, respectively. The net periodic cost was $175 and $111 for 2020 and 2019, respectively.

The PBO discount rate was 2.8% and 3% at December 31, 2020 and 2019, respectively. The Net Cost discount rate was 3% and 3.6% for 2020 and 2019, respectively.

Benefit payments, including amounts to be paid from corporate assets, and reflecting expected future service, as appropriate, are expected to be paid as follows: $40 in 2021, $45 in 2022, $52 in 2023, $57 in 2024, $64 in 2025, and $428 from 2026 through 2030.

Multiemployer Benefit Plans

The Business contributes to various foreign multiemployer defined benefit pension plans. The risks of participating in these multiemployer plans are different from single-employer plans in that assets contributed are pooled and may be used to provide benefits to employees of other participating employers. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers. Lastly, if the Business chooses to stop participating in some of the multiemployer plans, the Business may be required to pay those plans a withdrawal liability based on the underfunded status of the plan.

The Business’ participation in these plans for the annual periods ended December 31 is outlined in the table below. The most recent zone status available in 2020 and 2019 is for the plan’s year-end at December 31, 2020, and December 31, 2019, respectively. The zone status is based on information that the Business received from the plan’s annual report. The Business’ significant plan is in the green zone which represents a plan that is at least 80% funded and does not require a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”).

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

(Dollars in Thousands)		Zone Status		FIP/RP Status	Contributions			Expiration Date of Collective- Bargaining Agreement
Pension Fund	EIN/Pension Plan Number	2020	2019	Pending/ Implemented	2020	2019	Surcharge Imposed
Metal and technology industry pension plan	N/A	Green	Green	No	$5,377	$5,516	No	May 31, 2021
Other funds					468	477

Total					$5,845	$5,993

12. Stock-Based Compensation Plans

Prior to the Separation and the Distribution, the Business participated in UTC’s long-term incentive plan (“LTIP”) which authorized various types of market and performance based incentive awards including stock options, stock appreciation rights, performance share units and restricted stock units, which were granted to eligible officers and employees of the Business. All awards granted under the UTC LTIP related to UTC common shares. For all periods prior to the Separation and the Distribution, stock-based compensation expense was allocated to the Business from UTC based upon direct employee headcount.

As a result of the Separation and the Distribution, outstanding and vested awards granted to Carrier employees under UTC’s LTIP were converted into Carrier stock-based awards. Unvested awards held by Carrier employees and former employees were converted to Carrier stock-based awards.

Subsequent to the Separation and the Distribution the Business participates in Carriers LTIP. Under Carrier’s LTIP, the exercise price of awards is set on the grant date and, on a per share basis, may not be less than the fair market value of Carrier’s common stock on that date. Stock appreciation rights and stock options have a term of ten years and a three-year vesting period, subject to limited exceptions. In the event of retirement, stock appreciation rights, stock options and restricted stock units held for more than one year may vest and become exercisable (if applicable), subject to certain terms and conditions. Performance share units vest based on performance relative to pre-established metrics and generally have a minimum three-year vesting period. In the event of retirement, performance share units held for more than one year remain eligible to vest based on actual performance relative to pre-established metrics.

The Business measures the cost of all stock-based compensation, including stock options, at fair value on the grant date net of expected forfeitures and amortize the cost over the award’s vesting period.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

For the years ended December 31, 2020 and 2019, $6,036 and $5,932 of stock-based compensation cost was recognized in Selling, general and administrative expenses respectively, of which $1,480 and $1,916 related to compensation costs for direct employees of the Business, and $4,556 and $4,016 related to compensation costs allocated from UTC and Carrier, prior to and subsequent to the Separation and the Distribution, respectively.

13. Other Long-Term Liabilities

Other long-term liabilities as of December 31, 2020 and 2019 are as follows:

(Dollars in Thousands)	2020	2019
Environmental reserves	$3,781	$9,614
Acquisition related costs	6,695	6,707
Asset retirement obligations	12,138	12,686
Other	1,244	2,015

Total other long-term liabilities	$23,858	$31,022

14. Accumulated Other Comprehensive (Loss)

A summary of the changes in each component of accumulated other comprehensive (loss), net of tax for the years ended December 31, 2020 and 2019 is provided below:

(Dollars in Thousands)	Foreign Currency Translation	Defined Benefit Pension and Postretirement Plans	Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2019	$(748,149)	$(234,240)	$(982,389)
Other comprehensive income (loss) before reclassifications, net	24,385	(59,838)	(35,453)
Amounts reclassified, pre-tax	—	2,549	2,549
Tax benefit reclassified	—	9,921	9,921

Balance at December 31, 2019	(723,764)	(281,608)	(1,005,372)
Other comprehensive income (loss) before reclassifications, net	116,171	(108,268)	7,903
Amounts reclassified, pre-tax	—	8,587	8,587
Tax benefit reclassified	—	23,964	23,964

Balance at December 31, 2020	$(607,593)	$(357,325)	$(964,918)

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Amounts reclassified related to defined benefit pension and postretirement plans include amortization of prior service costs and actuarial net losses recognized during each period presented. These costs are recorded as components of net periodic pension cost for each period presented. See Note 11 – Employee Benefit Plans for additional details.

15. Restructuring Costs

During 2020 and 2019, the Business recorded net pre-tax restructuring costs on the Combined Statements of Operations as follows:

(Dollars in Thousands)	2020	2019
Cost of sales	$4,525	$3,598
Selling, general and administrative	14,538	16,756

Total restructuring costs	$19,063	$20,354

Charges primarily related to new and ongoing actions initiated in 2020 and 2019. Substantially all activities related to employee severance and benefits.

2020 Actions

During 2020, the Business recorded net pre-tax restructuring costs totaling $18,946 for restructuring actions initiated in 2020, consisting of $4,733 in Cost of sales and $14,213 in Selling, general and administrative expenses. The 2020 actions relate to ongoing cost reduction efforts including workforce reductions and consolidation of field operations. The Business is targeting to complete the majority of the actions in 2021.

2019 Actions

During 2020, the Business recorded net pre-tax restructuring costs totaling $1,260 for restructuring actions initiated in 2019, consisting of $(63) in Cost of sales and $1,323 in Selling, general and administrative expenses. The 2019 actions relate to ongoing cost reduction efforts including workforce reductions and consolidation of field operations.

2018 and Prior Actions

For the year ended December 31, 2020, the Business recorded net pre-tax restructuring costs totaling $(1,143) for restructuring actions initiated in 2018 and prior. As of December 31, 2020 and 2019, the Business had approximately $1,156 and $7,346, respectively, of accrual balances remaining related to 2018 and prior actions.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

The following table summarizes the Business’ restructuring reserve balances, including annual charges and utilization for all actions:

(Dollars in Thousands)	2020 Actions	2019 Actions	2018 & Prior Actions	Total
Restructuring accruals at January 1, 2019	$—	$—	$19,009	$19,009
Net pre-tax restructuring costs	—	16,918	3,436	20,354
Utilization and foreign exchange	—	(9,306)	(15,099)	(24,405)
Restructuring accruals at December 31, 2019	—	7,612	7,346	14,958
Net pre-tax restructuring costs	18,946	1,260	(1,143)	19,063
Utilization and foreign exchange	(5,212)	(6,933)	(5,047)	(17,192)

Restructuring accruals at December 31, 2020	$13,734	$1,939	$1,156	$16,829

Restructuring accruals are reported on the Business’ Combined Balance Sheets in Accrued liabilities.

16. Income Taxes

Income Before Income Taxes

The sources of income from continuing operations before income taxes are:

(Dollars in Thousands)	2020	2019
United Kingdom	$87,173	$109,523
Foreign	66,393	124,313

	$153,566	$233,836

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Provision for Income Taxes

The income tax expense for the years ended December 31, 2020 and 2019 consisted of the following components:

(Dollars in Thousands)	2020	2019
Current:
United Kingdom	$—	$—
Foreign	21,971	39,258

	21,971	39,258

Future:
United Kingdom	89,221	18,351
Foreign	(4,885)	(907)

	84,336	17,444

Income tax expense	$106,307	$56,702

Reconciliation of Effective Income Tax Rate

Differences between effective income tax rates and the statutory United Kingdom income tax rate are as follows:

(Dollars in Thousands)	2020	2019
Statutory U.K. income tax rate	19.0%	19.0%
Tax on international activities	2.9	4.8
APB 23 / Other Taxes	8.2	0.0
Valuation Allowance	31.7	0.0
Tax Rate Change	7.4	0.5

Effective income tax rate	69.2%	24.3%

The effective tax rate for the year ended December 31, 2020 reflects a net tax cost of $48,640 and $12,428 related to valuation allowances on tax loss and credit carryforwards in the United Kingdom and the tax cost associated with a decision to no longer permanently reinvest certain pre-2018 unremitted non-U.S. earnings, respectively.

The UK corporate tax rate was scheduled to decrease from 19% to 17% effective April 1, 2020. On July 22, 2020, the UK enacted legislation repealing the decrease to 17% retroactively to April 1, 2020. The current tax rate used for the year ended December 31, 2020 is 19% and the tax rate used for closing deferred tax balances is 19%. However, as of June 10, 2021, the UK tax rate will increase to 25% effective April 1, 2023. This subsequent event has not been reflected in the income tax accounts herein, which are based on tax laws effective as of December 31, 2020.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Deferred Tax Assets and Liabilities

Future income taxes represent the tax effects of transactions which are reported in different periods for tax and financial reporting purposes. These amounts consist of the tax effects of temporary differences between the tax and financial reporting balance sheets and tax carryforwards. Future income tax benefits and payables within the same tax paying component of a particular jurisdiction are offset for presentation in the Combined Balance Sheets.

The tax effects of temporary differences and tax carryforwards which gave rise to future income tax benefits and payables at December 31, 2020 and 2019 are as follows:

(Dollars in Thousands)	2020	2019
Future income tax benefits:
Bad debts reserve	$2,679	$2,077
EPA provisions	2,389	2,746
Excess tax depreciation	4,584	3,827
Other items, net	2,538	6,210
Restructuring provisions	3,789	3,418
Lease liabilities	38,502	44,151
Tax loss carryforwards	62,116	51,402
Tax credit carryforwards	41,926	40,676
Valuation allowances	(98,328)	(39,632)

	$60,195	$114,875

Future income taxes payable:
Goodwill and intangibles	$(158,776)	$(148,361)
Insurance and employee benefits	(58,254)	(50,990)
Outside Basis Differences	(14,478)	(459)
Right of use assets	(38,473)	(43,980)

	$(269,981)	$(243,790)

Valuation allowances have been established primarily for certain tax credit carryforwards and tax loss carryforwards as well as certain foreign temporary differences to reduce the future income tax benefits to expected realizable amounts.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Tax Credit and Loss Carryforwards

At December 31, 2020, tax credit carryforwards and tax loss carryforwards were as follows:

(Dollars in Thousands)	Tax Credit Carryforwards	Tax Loss Carryforwards
Expiration period:
2021-2025	$—	$3,996
2026-2030	—	5,512
2031-2040	—	—
Indefinite	41,926	293,932

Total	$41,926	$303,440

The Business assesses the realizability of our deferred tax assets on a quarterly basis through an analysis of potential sources of future taxable income, including prior year taxable income that is potentially available to absorb a carryback of tax losses, reversals of existing taxable temporary differences, tax planning strategies and forecasts of taxable income. The Business considers all negative and positive evidence, including the weight of the evidence, to determine if valuation allowances against deferred tax assets are required. The Business maintains valuation allowances against certain deferred tax assets.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Unrecognized Tax Benefits

At December 31, 2020, the Business had gross tax-effected unrecognized tax benefits of $15,016, all of which, if recognized, would impact the effective tax rate. A reconciliation of the beginning and ending amounts of unrecognized tax benefits and interest expense related to unrecognized tax benefits for the years ended December 31, 2020 and 2019 is as follows:

(Dollars in Thousands)	2020	2019
Balance at January 1,	$14,286	$14,374
Additions for tax positions related to the current year	—	—
Additions for tax positions of prior years	948	87
Reductions for tax positions of prior years	(218)	(175)
Settlements	—	—

Balance at December 31,	$15,016	$14,286

Gross interest expense related to unrecognized tax benefits	$7	$11
Total accrued interest balance at December 31,	$270	$253

The Business operates globally and, as a result, Chubb F&S or one or more of its subsidiaries files income tax returns in various jurisdictions. In the normal course of business Chubb F&S is subject to examination by taxing authorities throughout the world. With few exceptions, the Business is no longer subject to income tax examinations for years before 2012.

In the ordinary course of business, there is inherent uncertainty in quantifying our income tax positions. The Business assesses our income tax positions and record tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances and information available at the reporting date. It is reasonably possible that a net reduction of unrecognized tax benefits totaling $3,625 will occur over the next 12 months as a result of additional worldwide uncertain tax positions, the revaluation of current uncertain tax positions arising from developments in examinations, in appeals, or in the courts, or the closure of tax statutes.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

17. Leases

Operating lease expense for the years ended December 31, 2020 and 2019 was $49,078 and $53,499, respectively.

Supplemental cash flow information related to operating leases was as follows:

(Dollars in Thousands)	2020	2019
Operating cash flows for measurement of operating lease liabilities	$49,905	$54,588
Operating lease right-of-use assets obtained in exchange for operating lease obligations	$45,784	$37,238

Operating lease right-of-use assets and liabilities are reflected on our Combined Balance Sheet as follows:

(Dollars in Thousands Except Lease Term and Discount Rate)	2020	2019
Operating lease right-of-use assets	$155,542	$182,753

Accrued liabilities	$(39,855)	$(44,849)
Operating lease liabilities	(115,850)	(138,535)

Total operating lease liabilities	$(155,705)	$(183,384)

Supplemental balance sheet information related to operating leases was as follows:

	2020	2019
Weighted-Average Remaining Lease Term (in years)	6.1	5.8
Weighted-Average Discount Rate	3.3%	3.3%

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Undiscounted maturities of operating lease liabilities, including options to extend lease terms that are reasonably certain of being exercised, as of December 31, 2020 are as follows:

(Dollars in Thousands)
2021	$43,056
2022	36,052
2023	27,536
2024	16,919
2025	11,051
Thereafter	38,682

Total undiscounted lease payments	173,296
Less: imputed interest	(17,591)

Total discounted lease payments	$155,705

18. Commitments and Contingent Liabilities

The Business is unable to predict the final outcome of the following matters based on the information currently available except as otherwise noted. However, the Business does not believe that the resolution of any of these matters will have a material adverse effect upon our competitive position, results of operations, cash flows or financial condition.

Environmental

The Business’ operations are subject to environmental regulation by various authorities. We have accrued for the costs of environmental remediation activities, including but not limited to, investigatory, remediation, operating and maintenance costs and performance guarantees, and we periodically reassess these amounts. Management believes that the likelihood of incurring losses materially in excess of the amounts accrued is remote. As of December 31, 2020 and 2019, the outstanding liability for environmental obligations was $10,433 and $9,968, respectively, of which $6,652 and $354 is included in Accrued Liabilities and $3,781 and $9,614 is included in Other Long-term Liabilities in the accompanying Combined Balance Sheets.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

Legal Proceedings

Aqueous Film Forming Foam Litigation.

Carrier entities and many other parties have been named as defendants in numerous putative class actions and other lawsuits, alleging that the historic use of Aqueous Film Forming Foam (“AFFF”) caused personal injuries and property damage. Additionally, several state, municipal and water utility plaintiffs have commenced litigation against the same defendants to recover remediation costs related to historic use of AFFF. In December 2018, the U.S. Judicial Panel on Multidistrict Litigation (“MDL”) transferred and consolidated all the AFFF cases pending in the federal courts to the U.S. District Court for the District of South Carolina for pre-trial proceedings. As of May 31, 2021, there are approximately 1,200 cases pending in the MDL. One Chubb F&S entity, Chubb Fire, Ltd., a Carrier subsidiary, is currently named as a defendant in over 600 of those cases. Based upon information available at this time, we believe that Chubb Fire, Ltd. is not a proper party to this litigation as it was not engaged in AFFF manufacture or sale in the U.S. Further, at this time, given the factual, scientific and legal issues to be resolved relating to these claims, Carrier is unable to assess the probability of liability or reasonably estimate the damages, if any, to be allocated to Carrier, if one or more plaintiffs were to prevail in these cases and there can be no assurance that any such future exposure will not be material in any period.

Self-insurance

Liabilities related to self-insured risks were $7,465 and $6,573 as of December 31, 2020 and 2019, respectively, which are classified as Accrued liabilities in the accompanying Combined Balance Sheets.

Guarantees

The Business has commitments and performance guarantees under service, installation, and maintenance contracts. Liabilities recorded on the Combined Balance Sheet related to these guarantees were not significant during the historical periods presented.

The Business also has obligations arising from sales of certain businesses and assets, including those from representations and warranties and related indemnities for, among other matters, environmental, health and safety (including asbestos-related), tax and employment matters. The maximum potential payment related to these obligations is not a specified amount, as a number of the obligations do not contain financial caps.

Other

The Business also has other commitments and contingent liabilities related to legal proceedings and other matters arising out of the normal course of business. The Business accrues contingencies based upon a range of possible outcomes. If no amount within this range is a better estimate than any other, then the Business accrues the minimum amount.

The Business is also subject to a number of routine lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the ordinary course of business. Management does not believe that these matters will have a material adverse effect upon the Business’ competitive position, results of operations, cash flows or financial condition.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Combined Financial Statements (continued)

(In Thousands of Dollars)

19. Subsequent Events

The Business evaluated events and transactions occurring subsequent to December 31, 2020 through June 30, 2021, the date the Combined Financial Statements were available to be issued and concluded that there were no subsequent events that required recognition or disclosure.